Exhibit 99.1

China Jo-Jo Drugstores, Inc. Announces Fiscal 2012 Conference Call

HANGZHOU, China--(BUSINESS WIRE)--China Jo-Jo Drugstores, Inc. (NASDAQ:CJJD), a retail pharmacy chain in Zhejiang and Shanghai, today announced that the Company will hold its fiscal year 2012 earnings call on Monday, July 2, 2012 at 8 a.m. Eastern Time. The Company plans to release earnings on Friday, June 29, 2012 after market close.

Listeners can access the conference call by dialing 877-941-1427 or 480-629-9664 from outside of the US. The conference call will also be broadcast live over the Internet and can be accessed under the Investor section of the Company's web site at the following URL: http://www.chinajojodrugstores.com. A replay of the call will be available beginning the same day at approximately 11 a.m. Eastern Time by dialing 877-870-5176 or 858-384-5517 with pin #4548711.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. Shanghai Lydia Grand Pharmacy Co. Ltd., and Zhejiang Jiuying Grand Pharmacy Co. Ltd. operates a retail pharmacy chain in the PRC offering both western and traditional Chinese medicine and related products. As of June 26, 2012, the chain has 64 stores throughout Zhejiang Province and Shanghai.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People’s Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts

China Jo-Jo Drugstores, Inc. Ming Zhao, Chief Financial Officer 561-372-5555 frank.zhao@jojodrugstores.com